Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Dustan E. McCoy, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 1, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;  and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 1, 2011 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION

November 7, 2011	By:	/s/DUSTAN E. MCCOY
Dustan E. McCoy
Chairman and Chief Executive Officer